SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2001

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20312	41-1293754

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4050 Calle Real, Suite 200, Santa Barbara, California	93110

(Address of Principal Executive Offices)	(Zip Code)

(888) 934-3354

(Registrant’s telephone number, including area code)

Vista Information Solutions, Inc.
5060 Shoreham Place, #300, San Diego, CA 92122

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposal of Assets
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 2. Acquisition or Disposal of Assets

     On August 1, 2001, Fidelity National Information Solutions, Inc., a Delaware corporation (the “Registrant”), pursuant to an Agreement and Plan of Reorganization and Merger dated April 12, 2001, acquired three wholly-owned subsidiaries of Chicago Title and Trust Company, an Illinois corporation and wholly-owned subsidiary of Fidelity (“Chicago Title), and one wholly-owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation (“Fidelity”), by merging the four subsidiaries with and into four previously-formed Delaware merger subsidiaries of the Registrant (collectively, the “Mergers”). Concurrent with the Mergers, Fidelity transferred eighty percent (80.0%) of the issued and outstanding shares of capital stock of Fidelity National Tax Service, Inc., a California corporation, to the Registrant (the “Share Exchange”).

     The subsidiaries of Chicago Title were Market Intelligence, Inc., a Massachusetts corporation, Fidelity National Credit Service, Inc., a New York corporation, and Fidelity National Flood, Inc., a Delaware corporation. The subsidiary of Fidelity was International Data Management Corporation, a California corporation.

     In consideration for the Mergers and the Share Exchange, the Registrant transferred to Chicago Title 11,703,801 shares of the Registrant’s common stock and transferred to Fidelity 5,507,671 shares of the Registrant’s common stock. Collectively, these shares of common stock constitute approximately 77% of the outstanding capital stock of the Registrant, exclusive of options, warrants, convertible debt and Series F Preferred Stock.

     The Mergers and Share Exchange will be treated as a tax-free reorganization for federal income tax purposes.

     At the closing of the Mergers and the Share Exchange, Fidelity also:

•	entered into an agreement on pursuant to which Fidelity retired the $10 million senior, secured credit facility that the Registrant maintained with PNC Bank, National Association, a national banking association (“PNC Bank”) pursuant to that certain Revolving Credit and Security Agreement, dated as of May 3, 2000, by and among Vista Information Solutions, Inc. (the previous name of the Registrant) and its subsidiaries and PNC Bank (as amended, the “PNC Agreement”); and

•	in exchange for the retirement of debt under the PNC Agreement, the Registrant issued to Fidelity a promissory note in the principal amount of $7,543,484.83 (the “Note”) which Note bears interest at a variable rate per year equal to the commercial lending rate of PNC Bank, as publicly announced to be in effect from time to time, plus one percent (1.0%).

     The press release issued by the Registrant in connection with the Mergers and the Share Exchange is attached hereto as Exhibit 99.3.

Item 7. Financial Statements and Exhibits.

           (a)     Financial statements of businesses acquired. The financial statements required by this Item 7(a) are incorporated herein by reference to the Registrant’s DEF14A as filed with the Securities and Exchange Commission on June 29, 2001, SEC File No. 000-20312.

           (b)     Pro forma financial information. The pro forma financial statements required by this Item 7(a) are incorporated herein by reference to the Registrant’s DEF14A as filed with the Securities and Exchange Commission on June 29, 2001, SEC File No. 000-20312.

           (c)     Exhibits.

99.1	Promissory Note issued August 1, 2001 by the Registrant to Fidelity National Financial, Inc.

99.2	Agreement Regarding PNC Debt, dated as of August 1, 2001, by and between Fidelity National Financial, Inc., a Delaware corporation, and the Registrant.

99.3	Press Release of the Registrant announcing (i) the completion of mergers of International Data Management Corporation, Market Intelligence, Inc., Fidelity National Credit Service, Inc., and Fidelity National Flood, Inc. with and into the Registrant and the transfer of shares of stock from Fidelity National Tax Service, Inc. to the Registrant, issued on August 1, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

Dated: August 9, 2001	By:	/s/ ERIC D. SWENSON

Eric D. Swenson, President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Promissory Note issued August 1, 2001 by the Registrant to Fidelity National Financial, Inc.

99.2	Agreement Regarding PNC Debt, dated as of August 1, 2001, by and between Fidelity National Financial, Inc., a Delaware corporation, and the Registrant.

99.3	Press Release of the Registrant announcing (i) the completion of mergers of International Data Management Corporation, Market Intelligence, Inc., Fidelity National Credit Service, Inc., and Fidelity National Flood, Inc. with and into the Registrant and the transfer of shares of stock from Fidelity National Tax Service, Inc. to the Registrant, issued on August 1, 2001.

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